Exhibit 4.19

[COAT OF ARMS]	PERU	Ministry of Transport and Communication	Technical Department of the Telecommunications Investment Fund
“Decade of Equal Opportunities for Women and Men” “Year of Dialogue and National Reconciliation”

TENTH ADDENDUM TO THE NON-REFUNDABLE FINANCING AGREEMENT FOR THE
PROJECT FOR THE INSTALLATION OF BROADBAND FOR THE COMPREHENSIVE CONNECTIVITY AND SOCIAL DEVELOPMENT
OF THE CUSCO REGION

This document certifies the Tenth Addendum to the Non-Refundable Financing Agreement for the Project for the Installation of Broadband for the Comprehensive Connectivity and Social Development of the Cusco Region, executed on one part by the Telecommunications Investment Fund, hereinafter FITEL, with Unique Taxpayer ID No. 20514935590, domiciled at Jr. Zorritos 1203, Cercado de Lima, borough and province of Lima, duly represented by its Technical Secretary, Eduardo Humberto Canales Ojeda, identified by his Identity Card No. 41994064, appointed by means of Ministerial Resolution No. 549-2018-MTC/01.03, and on the other part, GILAT NETWORKS PERÚ, S.A., with Unique Taxpayer ID No. 20600386442, domiciled at Calle Amador Merino Reyna 339 “Torre América”, Piso No. 9, district of San Isidro, province and borough of Lima, represented by Mr. Arieh Gad Rohrstock, identified by Foreigner’s ID No. 000105760, and Ms. Yveth Fiorella Romero Guía, identified by ID Card No. 41358105; pursuant to the powers of attorney dated May 15, 2015, registered under Item No. 13431090 of the Register of Legal Entities at the Registry Office of Lima; hereinafter referred to as GILAT, under the following terms and conditions:

FIRST CLAUSE: BACKGROUND

1.1.
On December 29, 2015, FITEL and GILAT executed the Financing Agreement for the Project for the Installation of Broadband for the Comprehensive Connectivity and Social Development of the Cusco Region, hereinafter the Financing Agreement.

1.2.
On September 29, 2016, FITEL and GILAT executed the First Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE to thirteen (13) months and the Investment Period of the ACCESS NETWORK and Investment Period of the TRANSPORTATION NETWORK to fifteen (15) months.

1.3.
On January 27, 2017, FITEL and GILAT executed the Second Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE to seventeen (17) months and the Investment Period of the ACCESS NETWORK and Investment Period of the TRANSPORTATION NETWORK to nineteen (19) months.

1.4.
On February 24, 2017, FITEL and GILAT executed the Third Addendum to the Financing Agreement, amending Annex 8-A TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK and Annex 8-B TECHNICAL SPECIFICATIONS of the ACCESS NETWORK.1.5.On April 27, 2017, FITEL and GILAT executed the Fourth Addendum to the Financing Agreement, amending item 3.2 of Annex 8-A of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK.

1.6.
On May 26, 2017, FITEL and GILAT executed the Fifth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE to twenty-four (24) months and the INVESTMENT PERIOD of the ACCESS NETWORK and INVESTMENT PERIOD of the TRANSPORTATION NETWORK to twenty-six (26) months.

1.7.
On June 28, 2017, FITEL and GILAT executed the Sixth Addendum to the Financing Agreement, amending Paragraphs I, II and V of Appendix No. 21 of Annex 8-A of the “Technical Specifications of the Transportation Network”; and Paragraphs I, II and VI of Appendix  No. 03 of Annex 8-A of the “Technical Specifications of the Transportation Network”.

1.8.
On December 29, 2017, FITEL and GILAT executed the Seventh Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE to twenty-nine (29) months for both networks and the INVESTMENT PERIOD of the ACCESS NETWORK and INVESTMENT PERIOD of the TRANSPORTATION NETWORK to thirty-one (31) months.

1.9.
On May 25, 2018, FITEL and GILAT executed the Eighth Addendum to the Financing Agreement, extending the term of the INSTALLATION STAGE of the TRANSPORTATION NETWORK to thirty-five (35) months and the INSTALLATION STAGE of the ACCESS NETWORK to thirty-seven (37) months, and the INVESTMENT PERIOD of the TRANSPORTATION NETWORK to thirty-seven (37) months and the INVESTMENT PERIOD of the ACCESS NETWORK to thirty-nine (39) months.

1.10.
On June 20, 2018, FITEL and GILAT executed the Ninth Addendum to the Financing Agreement, amending Schedule no. 1-A of Annex 8-A-Technical Specifications of the Transportation Network, “List of Transportation Network Hubs” of the S.R.T of the Rules for the Cusco Regional Project; and Item 3.3.1 of Annex 8-A “Technical Specifications of the Transportation Network” of the SRT of the Rules for the said project, Item 7.35 of the Financing Agreement and Items 1.3 and 6.1 of Annex 8-A of the Rules - Technical Specifications of the Transportation Network.

1.11.
On October 18, 2018, through Letter GL-884-2018, GILAT issued its proposal for clarification and/or amendment of 33 beneficiary locations and mandatory subscriber institutions and the list of their respective replacements as part of the Access Network of the Cusco Regional Project.1.12.On November 15, 2018, through Letter GL-1010-2018, GILAT sent supplementary information to the proposal for clarification and/or amendment of 33 beneficiary locations and mandatory subscriber institutions in the PR-CUSCO. In addition, through Letter GL-1011-2018, of November 15, 2018, GILAT issued its proposal for amendment of 7 beneficiary locations and mandatory subscriber institutions and the list of their respective replacements as part of the Access Network of the Cusco Regional Project.

1.13.
Through Report No. 910-2018-MTC/24-ASP, of November 15, 2018, the Project Monitoring Department of FITEL stated that the Cusco Regional Project was based on a high technological component and telecommunications equipment that could be affected by various technical and/or commercial circumstances which could require changes to the Technical Proposal through the execution of an addendum, and any delay in its approval could cause project delays; it is therefore suggested that a procedure be included to govern changes to the Technical Proposal due to changes in branding, equipment model or infrastructure supplier proposed for the Transportation Network and Access Network to the Financing Agreement

1.14.	Through Report No. 120-2018-MTC/24-ASL, of November 26, 2018, the Legal Department assessed the viability of changing the Financing Agreement.

1.15.
Through Report No. 928-2018-MTC/24-ASP, the Project Monitoring Department of FITEL recommended changing Annex 1 “List of beneficiary locations and mandatory subscriber institutions” of the Financing Agreement for the Project for the Broadband Installation for the Full Connectivity and Social Development of the Cusco Region, given that there are drawbacks that make it impossible to install internet and intranet access services in mandatory subscriber locations and/or institutions (health facilities, educational institutions and precincts). In addition, it is required that the said change does not alter the number of beneficiary locations nor the number of mandatory subscriber institutions in the project; nor should it lead to greater financing or changes to the deadlines set out in the Financing Agreement, nor cause harm to the State.

1.16.	Through Report No. 119-2018-MTC/24-ASL, November 26, 2018, the Legal Department assessed the viability of changing the Financing Agreement.

1.17.	At Board Meeting No. 09-2018, on November 30, 2018, the Board of FITEL approved this addendum.

SECOND CLAUSE: PURPOSE OF THE ADDENDUM

2.1.	This Addendum is aimed at amending Paragraphs 7.4 of the Seventh Clause, 9.5 of the Ninth Clause and 24.3 of Twenty-Fourth Clause of the Financing Agreement, as follows:

“SEVENTH CLAUSE: OBLIGATIONS OF THE CONTRACTED PARTY
(...)
7.4	To honour the commitments made in the TECHNICAL PROPOSAL, Annex No. 2 of the FINANCING AGREEMENT, including changes authorized under Item 9.5 of the Ninth Clause of this agreement”.

“NINTH CLAUSE: RIGHTS OF THE CONTRACTED PARTY
(...)
9.5.
THE CONTRACTED PARTY may, during the INVESTMENT PERIOD OF THE ACCESS NETWORK, the INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK and the OPERATING PERIOD, request changes to the TECHNICAL PROPOSAL, provided that these changes as a whole match or improve the conditions of quality and continuity originally established. Any change to the TECHNICAL PROPOSAL due to rebranding or changes to the equipment model or infrastructure supplier, must be requested by THE CONTRACTED PARTY in accordance with the procedure set out in Annex No. 12 of this agreement and will be authorized by the Technical Secretary of FITEL, after evaluation by the Project Monitoring Department.

In addition, for changes made during the OPERATING PERIOD, if FITEL accepts THE CONTRACTED PARTY’s proposal, THE CONTRACTED PARTY must implement the necessary actions so that the infrastructure, equipment and other changes do not degrade the services offered through the TECHNICAL PROPOSAL. These actions involve preparing contingency plans, specifying the commitments of THE CONTRACTED PARTY regarding the periods during which the service will be affected and the time it will take to recover the service, as well as the measures to ensure the continuity and quality of the services, as per the TECHNICAL SPECIFICATIONS. These changes do not allow THE CONTRACTED PARTY to request additional resources from FITEL in addition to the AWARDED FINANCING nor to request extended deadlines”

“TWENTY-FOURTH CLAUSE: OTHER PROVISIONS
(...)
24.3
THE PARTIES express their willingness to makes changes to the FINANCING AGREEMENT and its components, and to do so by mutual agreement when they deem appropriate. Any full or partial change or amendment to the FINANCING AGREEMENT and its components will only be valid if it is recorded in writing in an Addendum signed by the LEGAL REPRESENTATIVE or an authorized representative of each of the PARTIES.

Notwithstanding the above, any change to the TECHNICAL PROPOSAL due to rebranding or changes to the equipment model or infrastructure suppliers will be governed by the provisions in Annex No. 12 of this agreement, without requiring the execution of an addendum to be valid, in which case it will only require the appropriate approval from the Technical Secretary through formal notification to THE CONTRACTED PARTY, pursuant to the procedure set out in the said annex”.

2.2.
In addition, the parties agree to incorporate the “Procedure governing changes to the Technical Proposal due to rebranding, changes in equipment model or infrastructure supplier proposed for the Transportation Network and the Access Network” as Annex No. 12 of the Financing Agreement.

2.3.
Likewise, the parties agree to change ANNEX NO. 01: BENEFICIARY LOCATIONS AND MANDATORY SUBSCRIBER INSTITUTIONS under the Financing Agreement, to amend said list, and to replace BENEFICIARY LOCATIONS and MANDATORY SUBSCRIBER INSTITUTIONS, according to the Annex incorporated as part of this addendum.

THIRD CLAUSE: ENTIRE AGREEMENT

3.1.	The parties hereby agree that the changes contained in this Addendum shall not cause harm to the State or require any disbursement other than as set forth in said Financing Agreement.

3.2.	The parties hereby agree that the remaining terms and conditions of the Financing Agreement remain in full force.

Signed in the city of Lima, on December 20, 2018, in two (2) equal copies.

[SIGNATURE] FITEL	[SIGNATURE] GILAT NETWORKS PERÚ SA.

EDUARDO CANALES OJEDA Technical Secretary Telecommunications Investment Fund FITEL	[SIGNATURE] GILAT NETWORKS PERÚ S.A.

Jr. Zorritos 1203 - Lima - Peru T. (511) 615 7815 www.fitel.gob.pe	PERU FIRST

ANNEX NO. 12 OF THE FINANCING AGREEMENT

PROCEDURE GOVERNING CHANGES TO THE TECHNICAL PROPOSAL DUE TO REBRANDING, CHANGES TO EQUIPMENT MODEL OR INFRASTRUCTURE SUPPLIER PROPOSED BY THE TRANSPORTATION NETWORK AND THE ACCESS NETWORK

1.          MISSION STATEMENT

This document governs the requirements and procedure for the approval of rebranding, changes to equipment model and/or infrastructure supplier proposed by THE CONTRACTED PARTY in its TECHNICAL PROPOSAL for the ACCESS NETWORK and the TRANSPORTATION NETWORK.

2.          PURPOSE

To streamline and optimize the procedure for the approval of rebranding, changes to equipment model and/or infrastructure supplier proposed by THE CONTRACTED PARTY in its TECHNICAL PROPOSAL for the ACCESS NETWORK and the TRANSPORTATION NETWORK.

3.          GENERAL PROVISIONS

THE CONTRACTED PARTY has an obligation to provide the ACCESS NETWORK and the TRANSPORTATION NETWORK with the goods offered in the TECHNICAL PROPOSAL, which meet the TECHNICAL SPECIFICATIONS of the RULES of the PROJECT Tender and are a component of the FINANCING AGREEMENT.

Notwithstanding the above, it is possible to introduce changes to the FINANCING AGREEMENT and thereby to THE CONTRACTED PARTY’s TECHNICAL PROPOSAL, with respect to branding, equipment models or infrastructure suppliers covered in this document, provided that this is necessary for PROJECT compliance and that the change, as a whole, will match or improve the conditions of quality and continuity set out in the TECHNICAL SPECIFICATIONS.

All proposals for changes to branding, equipment model and/or infrastructure supplier must be undertaken at the risk of THE CONTRACTED PARTY, without this giving it the right to request additional resources from FITEL in addition to the AWARDED FINANCING.

In addition, given that THE CONTRACTED PARTY has the authority to propose changes to branding, equipment models and/or infrastructure suppliers which, as a whole, will match or improve those offered in the TECHNICAL PROPOSAL, it cannot use the time taken for the procedure to approve the changes as grounds to request extended deadlines beyond the maximum investment period of the Access and Transportation Networks for the Project.

4.          SPECIFIC PROVISIONS

4.1.       Applicability

Submissions of requests for changes to branding, equipment models and infrastructure suppliers will proceed when it is verified that the change to the TECHNICAL PROPOSAL is merited in these circumstances, which are required to optimize proper performance of the PROJECT.

These requests derive mainly, but not entirely, from reasons underpinned by technological change, lack of availability, changes in economic conditions, improvements in shipping facilities, and other circumstances that could be necessary and beneficial in the implementation of the PROJECT. In this regard, the assessment criteria for proceeding with requests for changes in branding, equipment models and infrastructure suppliers must always be directed towards the benefit of executing the PROJECT.

4.2.       Requirement for approval of changes to Technical Specifications

•	The change as a whole must match or improve the conditions of quality and continuity originally established

All proposals for changes to branding, equipment model and infrastructure supplier must at least meet the conditions for continuity and quality set out in the RULES of the Tender.

In addition, approval will only be given for changes to branding, equipment models and infrastructure suppliers when the evaluation as a whole determines that the proposal for change meets or exceeds the conditions offered by THE CONTRACTED PARTY in the TECHNICAL PROPOSAL.

4.3.       Procedure

4.3.1.	Submission of Proposal for Change

THE CONTRACTED PARTY must submit a fully justified and supported proposal for changes to branding, equipment model and/or infrastructure supplier, including all relevant documentation to demonstrate fulfilment of the requirements detailed in Item 4.1 and 4.2 above.

The change request must be sent to the Technical Secretary of FITEL and submitted in writing to the Registry Office of the Ministry of Transport and Communication, at Jirón Zorritos 1203, Lima 1.

In addition, the request to change the TECHNICAL PROPOSAL due to changes in branding, equipment model and/or infrastructure supplier, must include at least the following:

•
Documents accrediting the request, which justify the factors relating to the cause invoked, which must include an evaluation of the need for change to branding, equipment model and/or infrastructure supplier in the TECHNICAL PROPOSAL, and the fulfilment of the conditions of quality and continuity required in the Rules.

•
Comparison tables which overall demonstrate the equality or superiority of the materials and/or equipment in the proposal for change submitted, accredited by technical brochures, manuals, manufacturer data sheets and other similar documents deemed as relevant

All proposals for change must be submitted by THE CONTRACTED PARTY in due time, bearing in mind the Activity Schedule.

4.3.2.    Review, evaluation and approval by FITEL

FITEL must review the proposal for changes in branding, equipment model and/or infrastructure supplier, within a maximum of fifteen (15) working days.

To comply with this, FITEL will issue a statement authorizing the approval of the requested change, after technical evaluation by the Project Monitoring Department. This decision will be communicated by the Technical Secretary to THE CONTRACTED PARTY in writing within the period of fifteen (15) working days set out for the review.

Otherwise, if there are comments, FITEL will pass these to THE CONTRACTED PARTY within a maximum of ten (10) working days, in order for these to be rectified and/or any additional supplementary documentation to be provided. In any case, FITEL will review rectifications within a maximum of fifteen (15) calendar days after receipt of the rectification in writing and will be governed by the provisions in the preceding paragraph.

If, despite the deadline given, THE CONTRACTED PARTY fails to comply fully with the observations made or if these do not assure the continuity and quality of services pursuant to the TECHNICAL SPECIFICATIONS, FITEL will reject the proposal to change branding, equipment model and/or infrastructure supplier.

In cases of approval of changes to the TECHNICAL PROPOSAL due to changes in branding, equipment model and/or infrastructure supplier, it will not be necessary to execute a later addendum with THE CONTRACTED PARTY, for the change to the FINANCING AGREEMENT to be valid.

5.	FINAL CONSIDERATIONS

5.1.	Obligations derived from the change to the TECHNICAL SPECIFICATIONS

In the case of changes made during the OPERATING PERIOD, THE CONTRACTED PARTY is obliged to adopt and implement all necessary actions in order that the changes to infrastructure, equipment and other items do not degrade the provision of the services set out in the TECHNICAL PROPOSAL, which includes, but is not limited to, the preparation of contingency plans, specifying the commitments of the CONTRACTED PARTY on the periods of service impact and recovery, and other measures to ensure the continuity and quality of services, as provided in the TECHNICAL SPECIFICATIONS of the FINANCING AGREEMENT.

The specific procedure governed in this Annex will prevail over any other contractual provision governing changes to the technical proposal in general for the TRANSPORTATION NETWORK and the ACCESS network.